Exhibit 99.1

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       of
                                   COUNTY BANK
                               President's 10B5-1
                                April 26th, 2005

Whereas Thomas T. Hawker, President and CEO, has adopted a written 10b5-1 plan for the purpose of selling up to 20,000 shares of his CCOW common stock to provide funds for the exercise of options and payment of taxes resulting from the exercise over the period of April 26, 2005 until the end of 2005;

Whereas the plan may be extended after the end of 2005 all shares are not sold;

Whereas the written plan was adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934;

NOW THEREFORE, BE IT RESOLVED, that the Board at a regular meeting duly called and held on April 26th, 2005 approved Thomas T. Hawker's request to set up the written 105b-1 plan.

I hereby certify that the foregoing is a full, true, and correct copy of the resolution duly and regularly adopted by the Board of Directors of Capital Corp of the West on this 26h day of April, 2005.

WITNESS, my hand and seal of this organization.


Denise Butler
Corporate Secretary